Exhibit 16.1

August 27, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

We have read Item 4.02 included in the Form 8-K of RT Technologies, Inc. dated August 24, 2012, to be filed with the Securities and Exchange Commission. With regards to Company’s Form 10-Q for the period ending June 30, 2012, we (“MarcumBP”), were informed by the Company that they would be unable to provide MarcumBP with the Company’s quarterly financial records requested in order for us to have sufficient time to complete our SAS 100 review for the period ending June 30, 2012 by the SEC extended filing deadline of August 21, 2012. We agree with all other statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of RT Technologies, Inc. contained therein.

/S/ Marcum Bernstein & Pinchuk, LLP

Marcum Bernstein & Pinchuk LLP

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York 10001 • Phone 646.442.4845 • Fax 646.349.5200 • marcumbp.com